UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

SURGE GLOBAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75-153 Merle Drive Suite B
 Palm Desert, CA 92211

(Address of principal executive offices, zip code)

1-800-284-3898

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01 Other Events.

On August 15, 2013, Surge Global Energy, Inc. (the “Company”) a Delaware corporation, entered into a letter of intent for the acquisition of approximately eighty-six (86%) percent of the issued and outstanding shares of common stock of Amazing Energy, Inc., a Nevada corporation, in exchange for the issuance of approximately 11,980,000 shares of the Company’s common stock to Amazing’s controlling shareholders.

Amazing Energy, Inc. currently is participating in oil and gas exploration activities in Texas (with leases in Pecos County, Erath County, Palo Pinto County, and Parker County) and Oklahoma (with leases in Okfuskee County). Amazing Energy, Inc. had nominal oil and gas production during the year ended July 31, 2011. During the following years ended July 31, 2012 and July 31, 2013, Amazing Energy, Inc. had increased production year over year, but was still producing less than 40,000 MCF and less than 10,000 BBL per year. Upon the closing of the transaction, the Company will require additional financing to expand operations and drill additional wells. If this financing is not available to the Company on commercially acceptable terms, if and when needed to finance the combined Company’s operations and to meet the Company’s financial needs as they come due, this may adversely affect the Company’s oil and gas exploration business, financial condition and results of operations.

The closing of the transaction is subject to the completion of the appropriate due diligence concerning Amazing Energy, Inc.’s business and assets and leases, execution of a definitive agreement covering the proposed transaction containing such terms and conditions as is set forth in the letter of intent, and such further terms, provisions, agreements, covenants, representations and warranties satisfactory to the parties to include provisions to offer to acquire the balance of the common stock held by minority shareholders of Amazing Energy, Inc. and the non-voting preferred shares of stock not subject to the letter of intent, on terms acceptable to the Company and the holders of the preferred stock.

On August 21, 2013, Surge issued a press release announcing the Company entering into the Letter of Intent. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release of Surge Global Energy, Inc., dated August 21, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.,
a Delaware corporation

Date: August 21, 2013	By:	/s/ Clark Morton
Clark Morton, Chief Executive Officer

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